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                                                                    Exhibit 1.1



                      INTERNATIONAL SHIPHOLDING CORPORATION

                                 800,000 Shares

                  [ %] Convertible Exchangeable Preferred Stock
                           ($1.00 par value per share)

                             UNDERWRITING AGREEMENT

                                                           December [   ], 2004
                                                                     ---

Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD  21202

Ladies and Gentlemen:

            International Shipholding Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to Ferris, Baker Watts, Incorporated ("you" or the "Underwriter") an aggregate of 800,000 shares (the "Firm Shares") of [ ]% Convertible Exchangeable Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of the Company, which Preferred Stock, at the Company's option and subject to certain conditions, is exchangeable for the Company's [ %] Convertible Subordinated Notes due 2014 (the "Notes") issuable pursuant to an indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee") to be dated as of the time of purchase (as defined below). The Preferred Stock is, and the Notes, when and if issued, will be, convertible into shares (the "Conversion Shares") of the Company's Common Stock, $1.00 par value per share (the "Common Stock"). Solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 80,000 shares of the Preferred Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares, the Notes and the Conversion Shares (collectively, the "Securities") are described in the Prospectus referred to below.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-120161), including a prospectus, relating to the Securities. The Company has furnished to you, for use by you and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus being herein called a "Preliminary Prospectus") relating to the Securities. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness


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pursuant to Rule 430A under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus." As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

         The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), a registration statement (as may be amended prior to the time of execution of this Agreement, the "Exchange Act Registration Statement") on Form 8-A under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Preferred Stock. As used in this Agreement, the term "knowledge" with respect to any entity means to the knowledge of any director or officer of such entity after due inquiry.

         The Company and the Underwriter agree as follows:

         1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company the Firm Shares in each case at a purchase price of $[ ] per share. The Company is advised by you that you intend (i) to make a public offering of the Firm Shares as soon after the effective date of the Registration Statement as in your reasonable judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. In addition to the underwriting discount set forth in the Prospectus the Company shall pay to the Underwriter a financial advisory fee equal to the greater of $[ ] or 1.5% of the aggregate public offering price of all Firm Shares purchased.

               In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. In addition, the Company shall pay to the Underwriter a financial advisory fee equal to the greater of $[ ] or 1.5% of the aggregate public offering price of all Additional Shares purchased. This option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on


                                       2
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which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by wire transfer of immediately available funds to the account(s) specified by the Company against delivery of the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter. Such payment and delivery shall be made at 9:00 A.M., New York City time, on [ ], 2004 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                  Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares (unless otherwise agreed to by you and the Company). Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                  Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Venable LLP at 2 Hopkins Plaza, Baltimore, Maryland 21201, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to and agrees with the Underwriter that:

                  (a) the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will comply with the requirements of the Act, and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase and any time at which any sales with respect to which the Prospectus is delivered, with the requirements of the Act; any statutes, regulations, contracts or other documents that are required to



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         be described in the Registration Statement or the Prospectus or to be
         filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and, at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase and any time at which any sales with respect to which the Prospectus is delivered, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the last Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act; and the Company has not distributed and will not distribute any "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

                  (b) each of the Company and each of the subsidiaries listed on
         Exhibit 21.1 to the Registration Statement (the "Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization with authority and power, corporate or otherwise, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, with respect to the Company, to: (i) execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein, (ii) execute, issue and deliver the Indenture and the Notes and perform its obligations thereunder, and
         (iii) issue and deliver the Conversion Shares in accordance with the terms of the Certificate of Designations of the [ %] Convertible Exchangeable Preferred Stock of the Company in the form filed as an exhibit to the Registration Statement (the "Certificate of Designations") or the Indenture, as the case may be; each of the Company and the Subsidiaries is duly qualified as a foreign entity to transact business in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and assets or the conduct of business or otherwise, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or business prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect");


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                  (c) as of the date of this Agreement, the Company has an
         authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled "Capitalization" and "Description of Common Stock," and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement and the Prospectus entitled "Capitalization," "Description of the Preferred Stock" and "Description of Common Stock" (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus and the grant of options under the Company's Stock Incentive
         Plan); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, except for any failure to comply that could not, individually or in the aggregate, have a Material Adverse Effect, and were not issued in violation of any preemptive right, right of first refusal or similar right; the Certificate of Designations has been duly authorized and approved in accordance with the Delaware General Corporation Law, will be filed with the Secretary of State of the State of Delaware on or before the time of purchase, requires no governmental or third party consent or approval prior to its becoming effective other than acceptance for recording by the Secretary of State of the State of Delaware, shall become effective and in full force and effect on or before the time of purchase and immediately subsequent to the filing of the Certificate of Designations, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware;

                  (d) all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, except for any failure to comply that could not, individually or in the aggregate, have a Material Adverse Effect, and were not issued in violation of any preemptive right, right of first refusal or similar right; and are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of any liens, claims or encumbrances of any kind; the Company has no direct or indirect subsidiaries (as defined under the Act) other than the Subsidiaries, the Subsidiaries include the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X and, except as described in the Registration Statement and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than the Subsidiaries;

                  (e) true, complete and correct copies of the Restated Certificate of Incorporation (the "Certificate") and the By-laws (the "Bylaws") of the Company and all amendments (including, without limitation, any certificates of


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         designations) thereto have been delivered to you, and, except for the filing and effectiveness of the Certificate of Designations, no changes therein will be made on or after the date hereof or on or before the time of purchase or, if later, the additional time of purchase;

                  (f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

                  (g) the Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Shares or the Notes, as the case may be, and if and when issued in accordance with the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

                  (h) the Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to the terms of the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles;

                  (i) the capital stock of the Company, including the Shares and the Conversion Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the certificates for the Shares and the Conversion Shares are in due and proper form and the holders of the Shares and the Conversion Shares will not be subject to personal liability by reason of being such holders;

                  (j) this Agreement has been duly authorized, executed and delivered by the Company;

                  (k) the Indenture and the Notes conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus;

                  (l) the Indenture has been duly and validly authorized by the Company, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency,



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         reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles; the Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) complies as to form with the requirements of the Trust Indenture Act; as of each of the time of purchase and any additional times of purchase, as applicable, no event will have occurred nor will any circumstance have arisen which, had the Notes been issued on such date, would constitute an Event of Default (as such term is defined in the Indenture);

                  (m) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its articles of incorporation, by-laws or other charter documents (including, with respect to the Company, the Certificate and the Bylaws) (collectively, "Organization Documents"),
         (B) any indenture, mortgage, deed of trust, bank loan, credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to, or of any court or other governmental or regulatory authority, agency or other body with jurisdiction over, the Company or any Subsidiary or any of their respective assets or properties, except, in the case of clauses (B) and (C), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect;

                  (n) the execution, delivery and performance of this Agreement, the Indenture and the Notes, the consummation of the transactions contemplated by this Agreement, the Certificate of Designations, the Indenture and the Notes (collectively, the "Transaction Documents"), the execution, filing and effectiveness of the Certificate of Designations, the issuance and sale of the Shares, the issuance of the Notes in compliance with the Indenture and the issuance of the Conversion Shares in compliance with the Certificate of Designations or the Indenture, as the case may be, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute an event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) the Certificate, Bylaws or any Organizational Documents of the Company or any Subsidiary, (B) any indenture, mortgage, deed of trust, bank loan, credit agreement, other evidence of indebtedness, license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties may be bound or affected or (C)



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         any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to, or of any court or other governmental or regulatory authority, agency or other body with jurisdiction over, the Company or any Subsidiary or any of their respective assets or properties, except, in the case of clauses (B) and
         (C), for breaches, violations, defaults and events that would not, individually or in the aggregate, have a Material Adverse Effect;

                  (o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the New York Stock Exchange, Inc., or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Shares, the issuance of the Conversion Shares, the issuance of the Notes, or the consummation by the Company of the transactions contemplated by the Transaction Documents other than the registration of the Securities under the Act, qualification of the Indenture under the Trust Indenture Act, filing with and acceptance by the Delaware Secretary of State of the Certificate of Designations, authorization for quotation of the Preferred Stock on or with the New York Stock Exchange, each of which has been effected (except for the filing with and acceptance by the Delaware Secretary of State of the Certificate of Designations, which shall occur prior to the time of purchase), listing of the Notes on the New York Stock Exchange, the American Stock Exchange or another similar securities exchange or securities trading market and such other conditions to issuance of the Notes as are set forth in the Indenture, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the NASD;

                  (p) except as expressly set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; and, except as disclosed in the Registration Statement and Prospectus, no person has the right, exercisable during the Lock-

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         Up Period (as defined below), to cause the Company to purchase any capital stock or other security of the Company;

                  (q) each of the Company and the Subsidiaries owns, possesses or has obtained all permits, licenses, consents, orders, approvals, franchises and authorizations of governmental or regulatory authorities and has obtained all necessary licenses, authorizations, consents and approvals from other persons, ("Permits"), as are necessary to own or lease its properties and to conduct its businesses in the manner described or contemplated in the Registration Statement and the Prospectus, except where the failure to own, possess or obtain such Permits could not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred, or as a result of the consummation of the transactions contemplated hereby or in the Registration Statement and the Prospectus would occur, which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit; except as described in the Registration Statement and the Prospectus, none of such Permits contains any material limitation on the ability of the Company or any of the Subsidiaries to own its respective properties or to conduct its business in the manner described in the Registration Statement and the Prospectus; none of the Company or any of the Subsidiaries has any knowledge of a threatened revocation or modification relating to any such Permit; and none of the Company or any of the Subsidiaries is in violation of, or in default under, any federal, state, local or foreign law, treaty, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect;

                  (r) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, "variable interest entities" within the meaning of Financial Accounting Series Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (s) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's or any Subsidiary's knowledge, contemplated to which the Company, any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus;

                  (t) Ernst & Young LLP, whose report on the financial statements of the Company is included the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board (the "PCAOB");

                  (u) the financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company and its consolidated subsidiaries on a consolidated basis as of the dates indicated and the respective results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company and its consolidated subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Series Interpretation No.
         46), not disclosed in the Registration Statement and the Prospectus; and all disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

                  (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company or any of the Subsidiaries, (ii) any transaction which is material to the Company or any of the Subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of the Subsidiaries, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

                  (w) the Company has obtained for the benefit of the Underwriter the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and executive officers;

                  (x) neither the Company nor any of the Subsidiaries is now, nor will any of them be, after giving effect to the offering and sale of the Shares and application of the net proceeds from such offering and sale as described in the Registration Statement and the Prospectus under the heading "Use of Proceeds" and consummation of each of the transactions contemplated by the Registration Statement and the Prospectus, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (y) neither the Company nor any of the Subsidiaries is now, nor will any of them be, after giving effect to the offering and sale of the Shares, a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act");

                  (z) each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property (including each of the vessels listed in the Prospectus and the Registration Statement) described the Registration Statement or in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except for such liens, claims, security interests or other encumbrances as are described in the Registration Statement or the Prospectus or which, individually or in the aggregate, would not have or result in a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or any of the Subsidiaries is held thereby under valid, subsisting and enforceable leases, except where the failure to so hold could not, individually or in the aggregate, have a Material Adverse Effect; all leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement and the Prospectus, except where the failure to own or possess such licenses or other rights could not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how;

                  (aa) Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company's or any Subsidiary's knowledge after due inquiry, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company's or any Subsidiary's knowledge after due inquiry, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or of any Subsidiary, and (ii) to the Company's or any Subsidiary's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees, labor practices, immigration, social security, occupational safety and health, or plant closing, or of any applicable wage or hour laws, concerning the employees of the Company or any Subsidiary; the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of the Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of the Subsidiaries maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, and neither the Company nor any of the Subsidiaries has incurred or could reasonably be expected to incur excise tax obligations under Sections 4971 through 4980G of the Code, any penalties under section 502(c) or (l) of ERISA, any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA;

                  (bb) the Company, each Subsidiary and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any Hazardous Materials (as defined below) due to, caused by or otherwise relating to the operations of the Company or any Subsidiary (or, to the knowledge of the Company or any Subsidiary, any other entity (including any predecessor) for whose acts or omission the Company or any Subsidiary is or could reasonably be expected to be liable); there are no past, present or, to the Company's or any Subsidiary's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; to the Company's or any Subsidiaries' knowledge, neither the Company nor any Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding,
         (iv) is bound by any judgment, decree or order, or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes including petroleum and any petroleum products or byproducts) that is regulated by or may give rise to liability under any Environmental Law);

                  (cc) from time to time, the Company and each of the Subsidiaries conducts a review of the effect of the Environmental Laws on its business, operations and properties, in a manner which is reasonable in light of the Company's and each respective Subsidiary's business in order to identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

                  (dd) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed except where the failure to file could not, individually or in the aggregate, have a Material Adverse Effect, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided and other than any failure to pay that could not, individually or in the aggregate, have a Material Adverse Effect;

                  (ee) the Company and each of the Subsidiaries maintains insurance covering its respective properties (including the vessels described in the Prospectus and the Registration Statement), operations, personnel and businesses as the Company and each respective Subsidiary deems adequate; such insurance insures against such losses and risks (including environmental damage and pollution coverage) to an extent which is adequate in accordance with customary industry practice to protect the Company, each of the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; and none of the Company or the Subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance;

                  (ff) neither the Company nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or judicial or governmental action, order or decree;

                  (gg) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company's or any Subsidiary's knowledge, any other party to any such contract or agreement;

                  (hh) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (ii) the Company has established and maintains and evaluates "disclosure controls and procedures" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and "internal control over financial reporting" (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's chief executive officer, its principal financial officer and its principal accounting officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect the Company's internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company is, and since July 30, 2002 has been, in compliance with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the rules and regulations of the Commission and the New York Stock Exchange, Inc. promulgated thereunder and is actively taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions;

                  (jj) the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were true and correct when made;

                  (kk) there are no business relationships or related party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Prospectus and the Registration Statement which have not been described as required; the Company has provided you true, correct and complete copies of all documentation pertaining to any currently outstanding extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which was outstanding on July 30, 2002;

                  (ll) all statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

                  (mm) neither the Company, nor any Subsidiary, nor, to the Company's or any Subsidiary's knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

                  (nn) except pursuant to this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus;

                  (oo) neither the Company nor any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (pp) to the Company's knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company's executive officers, directors or 5% or greater securityholders, except as described in the NASD Questionnaire for Directors, Executive Officers and Certain Beneficial Owners completed by each of the Company's executive officers, directors and 5% securityholders and provided to the Underwriter;

                  (qq) the Company is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended (the "Shipping Act"), and is qualified to engage in the coastwise trade of the United States; neither the compliance by the Company with the provisions of the Transaction Documents nor the consummation of the transactions set forth therein will cause the Company to cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States;

                  (rr) neither the Company nor any Subsidiary or any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (ss) neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the Registration Statement; neither the Company nor any Subsidiary nor, to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Subsidiaries and, to the knowledge of the Company or any Subsidiary, its affiliates have conducted their businesses in compliance with the FCPA, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

                  (tt) except as described in the Prospectus and the Registration Statement, no Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company; except as described in the Prospectus and the Registration Statement, the Company is not prohibited, directly or indirectly, from paying any dividends to its stockholders; and

                  (uu) the statements in the Prospectus and the Registration Statement under the headings "Business -- Regulation," "Business -- New Tax Legislation," "Business -- Insurance," "Description of the Preferred Stock," "Description of the Notes," "Description of Indebtedness," "Description of Common Stock," "Certain Relationships and Transactions," "Material U.S. Federal Income Tax Considerations," and "Underwriting," in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

            In addition, any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to the Underwriter.

         4. Certain Covenants of the Company. The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriter in Baltimore, Maryland, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Act; in case the Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as practicable, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement or the Prospectus and to provide you and your counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

                  (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period for your review and comment a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall object in writing; and to promptly notify you of any such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

                  (g) to advise the Underwriter promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

                  (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than, March 1, 2006;

                  (i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders' equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the PCAOB);

                  (j) to furnish to you five (5) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

                  (k) to furnish to you promptly for a period of five years from the date of this Agreement (i) at the same time as distributed to the Company's stockholders after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, changes in stockholders' investment and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) at the same time as distributed to the Company's stockholders copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (iii) at the same time as filed with any national securities exchange, copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company;

                  (l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

                  (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (n) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the

         Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign laws as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriter related to such qualification and determination) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) listing of the Shares on the New York Stock Exchange, Inc. and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriter related to such filing, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter's sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants in connection with the road show, (ix) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (x) the performance of the Company's other obligations hereunder;

                  (o) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 60 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Underwriter, except for (i) the registration of the Shares and the sales to the Underwriter pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the issuance of Common Stock upon conversion of the Shares in compliance with the Certificate of Designations;

                  (p) prior to the time of purchase or the additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Shares, without your prior consent;

                  (q) to use its best efforts to cause the Shares and the Conversion Shares, if any, to be listed for quotation on the New York Stock Exchange, Inc. and to maintain the listing of the Shares and the Common Stock (including the Conversion Shares) on the New York Stock Exchange, Inc.;

                  (r) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares; and

                  (s) to cause the Notes, if issued, to be listed for quotation on one of the following markets: New York Stock Exchange, Inc., National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ"), American Stock Exchange or another similar securities exchange or securities trading market and to use its best efforts to maintain such listing.

         5. Reimbursement of Underwriter's Expenses. If the Shares are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriter for its out-of-pocket expenses reasonably incurred in connection with this Agreement and the offering contemplated hereby, including the fees and disbursements of its counsel.

         6. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to Venable LLP, counsel for the Underwriter, in the form set forth in Exhibit B hereto.

                  (b) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriter in the forms heretofore approved by the Underwriter.

                  (c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Venable LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

                  (d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

                  (e) The Registration Statement and the Exchange Act Registration Statement shall become effective not later than 5:30 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

                  (f) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no Material Adverse Effect or any development involving a prospective Material Adverse Effect shall occur or become known, (B) no change in the capital stock or long-term debt of the Company or any Subsidiary (other than as contemplated by this Agreement) shall occur or become known and (C) no transaction which is material to the Company and the Subsidiaries, taken as a whole, shall have been entered into by the Company or any Subsidiary.

                  (h) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its chief executive officer and its chief financial officer, dated the time of purchase or additional time of purchase, as the case may be, in the form attached as Exhibit C hereto.

                  (i) You shall have received signed Lock-up Agreements referred to in Section 3(w) hereof.

                  (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the

         Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (k) The Shares shall have been approved for listing on the New York Stock Exchange, Inc., subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

                  (l) The Company and the Trustee shall have executed and delivered the Indenture.

         7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, which would, in the Underwriter's judgment make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange, Inc.; (iii) a general moratorium on commercial banking activities declared by either federal, New York State or Louisiana State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading, or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

                  If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) hereunder).

         8.       Reserved.

         9.       Indemnity and Contribution.

                  (a) Subject to the provisions of subsection (c) below, the Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in, such Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Prospectus or necessary to make such information, in light of the circumstances under which it was presented, not misleading, (iii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

                  If any action, suit or proceeding (each, a "Proceeding") is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Underwriter or any such person or otherwise, except to the extent that the Company has been materially prejudiced (through the forfeiture of substantive rights or defenses or otherwise) by such omission. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to such indemnified party to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may, without limiting the generality of the foregoing, employ counsel and participate in the defense thereof, provided the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this subsection, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information, in light of the circumstances under which it was presented, not misleading.

                  If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company or any such person or otherwise, except to the extent that the Underwriter has been materially prejudiced (through the forfeiture of substantive rights or defenses or otherwise) by such omission. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to such indemnified party to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but, if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this subsection, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and such settlement does not include an admission of fault or culpability, or a failure to act, by or on behalf of such indemnified party.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) or (b), as the case may be, of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, and the total underwriting discounts received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

                  (f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person hereunder at law or in equity.

         10. Information Furnished by the Underwriter. The statements set forth in "Underwriting Discount and Financial Advisory Fee" under the caption "Underwriting" in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance that may be undertaken by the Underwriter, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 9 hereof.

         11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, MD 21202,
Attention: Peter McGowan, Senior Vice President (facsimile number: (410) 659-4632,with a copy (which shall not constitute notice) to Venable LLP, 2 Hopkins Plaza, Suite 1800, Baltimore, MD, 21201-2978 Attention: Thomas D. Washburne, Jr. (facsimile number: (410) 244-7742), and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 650 Poydras Street, New Orleans, Louisiana 70130, Attention:
Gary L. Ferguson, Vice President and Chief Financial Officer (facsimile number:
(504) 529-2078, with a copy (which shall not constitute notice) to Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., 201 St. Charles Avenue, 51st Floor, New Orleans, Louisiana 70170-5100 Attention: L. Richards McMillan, II (facsimile number: (504) 582-8012.

         12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of Maryland without regard to the conflict of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of Maryland located in the City of Baltimore or in the United States District Court for the District of Maryland, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

         15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         16. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Underwriter's respective businesses and/or assets.


  [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

            If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

                                     Very truly yours,

                                     INTERNATIONAL SHIPHOLDING CORPORATION



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:



FERRIS, BAKER WATTS, INCORPORATED



By:
   ------------------------------------
Name:
Title:

                                    EXHIBIT A

                                Lock-Up Agreement



                                                             December     , 2004
                                                                      ----


Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202

      Re:  Proposed Public Offering of International Shipholding Corporation
           -----------------------------------------------------------------

Ladies and Gentlemen:

      The undersigned understands that Ferris, Baker Watts, Incorporated (the "Underwriter") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with International Shipholding Corporation (the "Company") providing for a public offering (the "Offering") by the Underwriter of securities of the Company, which may consist of common stock, convertible preferred stock, convertible debt securities or other securities of the Company (the "Securities"), pursuant to the Company's registration statement on Form S-1 (File No. 333-120161) as filed with the U.S. Securities and Exchange Commission (the "Registration Statement").

         In consideration of the Underwriter's agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that without the prior written consent of the Underwriter (which consent may be withheld in the Underwriter's sole discretion), the undersigned will not, during the period commencing on the date of this letter and ending 60 days after the date of the final prospectus relating to the Offering, directly or indirectly:
(1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Company's common stock (the "Common Stock"), or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing. The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriter pursuant to the

Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned and father, mother, brother or sister of the undersigned's spouse.

      The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities of the Company held by the undersigned except in compliance with this Lock-Up Agreement.

      The undersigned recognizes that the Offering will benefit the undersigned and the Company. The undersigned acknowledges that the Underwriter is relying on the representations and agreements of the undersigned contained in this Lock-Up Agreement in carrying out the Offering and in entering into the Underwriting Agreement.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Lock-Up Agreement shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn,
(iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the time of purchase (as defined in the Underwriting Agreement), or
(iv) if the Underwriting Agreement does not become effective by [ ], 2005.

                                         Very truly yours,


                                         ---------------------------------------


                                         ---------------------------------------
                                         Printed Name of Securityholder:


                                         ---------------------------------------
                                         Capacity
                                         (Indicate capacity of person signing if
                                         signing as custodian or trustee or on
                                         behalf of an entity)

                                     Address: ----------------------------------


                                              ----------------------------------


                                              ----------------------------------


Accepted as of the date first set forth above:

FERRIS, BAKER WATTS, INCORPORATED

By:
   ---------------------------------------
   Name:
   Title:

                                    EXHIBIT B

    OPINION OF JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.

     1. Each of the Company and the significant subsidiaries of the Company, as defined by Rule 1-02 of Regulation S-X (each a "Subsidiary" and collectively, the "Subsidiaries") is validly existing and in good standing under the laws of its respective jurisdiction of organization with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company has full corporate power and authority to execute and deliver the Agreement and to issue, sell and deliver the Shares as contemplated therein, to execute, issue and deliver the Indenture and the Notes and perform its obligations thereunder, and to issue and deliver the Conversion Shares in accordance with the terms of the Certificate of Designations or the Indenture, as the case may be.

     2. Each of the Company and the Subsidiaries is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     3. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles.

     4. The Shares have been duly authorized and, upon their issuance, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any statutory preemptive rights or any preemptive rights, rights of first refusal or similar rights created by any contracts to which the Company is a party and of which such counsel is aware.

     5. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Shares or the Notes, as the case may be, and if and when issued in accordance with the Certificate of Designations or the Indenture, as the case may be, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any statutory preemptive rights or any preemptive rights, rights of first refusal or similar rights created by any contracts to which the Company is a party and of which such counsel is aware.

     6. The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to the terms of the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles.

     7. The Indenture has been duly and validly authorized by all necessary corporate action on the part of the Company and the Trustee, and has been duly executed and delivered by the Company and the Trustee, and is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles. The Indenture (i) has been duly qualified under the Trust Indenture Act and (ii) complies as to form with the requirements of the Trust Indenture Act. As of each of the time of purchase and the additional time of purchase, as applicable, no event has occurred nor has any circumstance arisen which, had the Notes been issued on such date, would constitute an Event of Default (as each such term is defined in the Indenture);

     8. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued and outstanding shares of capital stock of the Company and each Subsidiary (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable, (c) have been issued in compliance with all federal and state securities laws, (d) have not been issued in violation of or subject to any statutory preemptive rights, and (e) have not been issued in violation of or subject to any preemptive rights, rights of first refusal or similar rights created by any contracts to which the Company or any Subsidiary is a party and of which such counsel is aware. All of the issued and outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by the Company free and clear of any liens, claims or encumbrances of any kind. The Certificate and the Bylaws, each in the form filed (or incorporated by reference) as an exhibit to the Registration Statement, have been heretofore duly authorized and adopted, and are in full force and effect as of the date hereof, in each case in accordance with the Delaware General Corporation Law.

     9. The Certificate of Designations has been duly authorized and adopted by the Company, has been filed with and accepted by the office of the Secretary of State of the State of Delaware and is in full force and effect.

     10 The capital stock of the Company, including the Shares, conforms to the descriptions thereof contained in the Registration Statement and the Prospectus.

     11. The form of specimen stock certificate relating to the Shares filed as an exhibit to the Registration Statement complies with the applicable provisions of the

Delaware General Corporation Law and the rules and regulations of the New York Stock Exchange, Inc.

     12. The Indenture and the Notes conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

     13. The Registration Statement and the Prospectus and each amendment or supplement thereto (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act, and the conditions to the use of Form S-1 have been satisfied.

     14. The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424; and the class of securities consisting of the Preferred Stock has become registered under
Section 12(b) of the Exchange Act.

     15. No approval, authorization, consent or order of or filing with any United States federal, state or local governmental or regulatory commission, board, body, authority or agency, or of or with the New York Stock Exchange, Inc., or approval of the stockholders of the Company, is required in connection with the execution, delivery and performance of this Agreement, the Indenture, the issuance and sale of the Shares, the issuance of the Conversion Shares, or the consummation by the Company of the transactions contemplated by the Transaction Documents other than such as have been filed or obtained under the Act and the Trust Indenture Act, filed under the Exchange Act, filed with and accepted by the Delaware Secretary of State, obtained from the New York Stock Exchange, Inc., each of which has been effected.

     16. The Preferred Stock is authorized for listing on the New York Stock Exchange, Inc.

     17. The execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company, the issuance and sale of the Shares, the issuance of the Notes in compliance with the Indenture, the issuance of the Conversion Shares in compliance with the Certificate of Designations or the Indenture, as the case may be, and the consummation of the transactions contemplated by the Transaction Documents do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (a) the Certificate (including the Certificate of Designations and any other certificate of designations) or Bylaws, (b) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to us to which the Company or any Subsidiary is a party or by which any of their respective properties are bound (the foregoing, a "Material Document"), or (c) any United States federal or state regulation or rule, or any decree, judgment or order applicable to the Company, any Subsidiary or any of respective properties, except in the case of clauses (b) and (c) above, for such breaches, violations or defaults as could not, individually or in the aggregate, have a Material Adverse Effect.

     18. To such counsel's knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (a) the Certificate or Bylaws, (b) any Material Document, or (c) any United States federal or state regulation or rule, or any decree, judgment or order applicable to the Company, any Subsidiary or any of their respective properties and known to such counsel.

     19. To such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any Subsidiary is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any United States federal, state or local governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described.

     20. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     21. The information in the Registration Statement and the Prospectus under the headings "Risk Factors--If sufficient appropriations under the Maritime Security Act of 1996 are not made in any fiscal year, we may not continue to receive annual subsidy payments with respect to certain of our vessels," "Risk Factors--Our business and operations are highly-regulated," "Risk Factors--We are dependent on government charters and contracts," "Risk Factors--Operating hazards may increase our operating costs; our insurance coverage is limited," "Risk Factors--Our vessels could be seized by maritime claimants, which could result in a significant loss of earnings and cash flow for the related off-hire period," "Risk Factors--One of our time charter customers has filed for bankruptcy, the outcome of which could adversely affect our results of operations," "Business--Regulation," "Business--New Tax Legislation," "Business--Insurance," "Dividend Policy," "Management--Directors and Executive Officers--NYSE Director Independence Rules," "Management--Executive Compensation," "Certain Relationships and Transactions," "Description of the Preferred Stock," "Description of the Notes," "Description of Indebtedness," "Description of Common Stock," "Underwriting," and "Part II - Item 14 - Indemnification of Directors and Officers," insofar as such statements constitute a summary of documents or matters of law, as of the date hereof, are accurate and complete in all material respects and present fairly the information required to be shown.

     22. To such counsel's knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than rights that have been waived or not exercised in connection with the transactions contemplated by the Registration Statement.

     23. To such counsel's knowledge, there are no agreements to which the Company is a party that are required to be filed as exhibits to the Registration Statement which have not been filed as so required.

     24. The statements set forth in the Registration Statement and the Prospectus under the heading "Material U.S. Federal Income Tax Considerations," while not purporting to address all possible United States federal income tax consequences of acquiring, owning or disposing of the Shares, the Notes and the Common Stock, insofar as they purport to constitute summaries of matters of United States federal income tax law or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     25. To such counsel's knowledge, with respect to trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights"), the Company and the Subsidiaries own or possess such Intellectual Property Rights as are reasonably necessary to conduct their business as now conducted, and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Effect. To such counsel's knowledge, the Company has not received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To such counsel's knowledge, any of the Company's discoveries, inventions, products, or processes referred to in the Registration Statement or Prospectus do not infringe or conflict with any right or patent which is the subject of a patent application known to the Company.

     26. Immediately prior to the sale of the Shares by the Company pursuant to the terms of the Agreement, the Company was a citizen of the United States within the meaning of Section 2 of the Shipping Act and was qualified to engage in the coastwise trade of the United States.

     27. Immediately following the sale of the Shares by the Company and the compliance by the Company and the Underwriter with all of the provisions of the Agreement (and the consummation of the transactions herein contemplated), the Company will remain a citizen of the United States within the meaning of Section 2 of the Shipping Act and will continue to be qualified to engage in the coastwise trade of the United States.

     28. Nothing has come to our attention which leads us to believe that, at the date of the Prospectus, at the time of purchase and at the time of additional purchase, as the case may be, the Registration Statement and the Prospectus (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                              OFFICERS' CERTIFICATE

     Each of the undersigned, Erik F. Johnsen, Chairman of the Board and Chief Executive Officer, and Gary L. Ferguson, Vice President and Chief Financial Officer of International Shipholding Corporation, a Delaware corporation (the "COMPANY"), on behalf of the Company, does hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated [ ], 2004 (the "UNDERWRITING AGREEMENT") between the Company and Ferris, Baker Watts, Incorporated (terms used in this Certificate but not defined herein are as defined in the Underwriting Agreement) do hereby certify, in their respective capacities as officers of the Company, as follows:

     1. The representations, warranties and agreements of the Company contained in the Underwriting Agreement were true and correct when made and are true and correct as of the date hereof;

     2. The Company has performed all covenants and agreements and satisfied all conditions contained in the Underwriting Agreement;

     3. (i) No stop order with respect to the effectiveness of the Registration Statement has been issued under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act") and no proceedings have been initiated under Section 8(d) or 8(e) of the Act; (ii) the undersigned has carefully examined the Registration Statement and the Prospectus; (iii) the Registration Statement and all amendments thereto do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) the Prospectus and all amendments or supplements thereto do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     4. Between the time of execution of the Underwriting Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no Material Adverse Effect and no development involving a prospective Material Adverse Effect has occurred or become known to the undersigned, (ii) no change in the capital stock or long-term debt of the Company or any Subsidiary (other than as contemplated by the Underwriting Agreement) has occurred or become known to the undersigned and (iii) no transaction which is material to the Company and the Subsidiaries, taken as a whole, has been entered into by the Company or any Subsidiary.

     5. Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. and Venable LLP are entitled to rely on this certificate in connection with the opinions such firms are rendering pursuant to the Underwriting Agreement.

                             [SIGNATURES NEXT PAGE]

     IN WITNESS WHEREOF, I have signed my name to this Officers' Certificate
this [  ] day of [         ], 2004.



-------------------------------------------
Erik F. Johnsen
Chairman of the Board and Chief
   Executive Officer


-------------------------------------------
Gary L. Ferguson
Vice President and Chief Financial Officer



                    [SIGNATURE PAGE TO OFFICERS' CERTIFICATE]




                                      C-3